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                                                              Exhibit (a)(1)(E)

                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of

                         Interact Commerce Corporation

                                      at

                         $12.00 Net Per Share in Cash

                                      by

                           Isaiah Acquisition Corp.
                    an indirect wholly owned subsidiary of

                              The Sage Group plc


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON WEDNESDAY, MAY 2, 2001, UNLESS THE OFFER IS EXTENDED


                                                                  April 4, 2001

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated April 4, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Isaiah Acquisition Corp., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of The Sage Group Plc, a corporation formed under the laws of England ("Parent"), to purchase all of the issued and outstanding shares of common stock ("Common Stock"), par value $.001 per share ("Shares"), of Interact Commerce Corporation, a Delaware corporation (the "Company"), for $12.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer. We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only, and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The tender price is $12.00 per Share, net to you in cash, without interest.

   2. The Offer is being made for all of the issued and outstanding Shares.
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   3. The Board of Directors of the Company has unanimously determined that each of the Merger Agreement, the Offer, the Merger, the Option Agreement and the Shareholders Agreement (each, as defined in the Offer to Purchase) is fair to and in the best interests of the shareholders of the Company, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and unanimously recommends that shareholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

   4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, Wednesday, May 2, 2001, unless the Offer is extended.

   5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn, prior to the expiration of the Offer, that number of Shares which, when added to the Shares then beneficially owned by Parent and the Purchaser, if any, represents at least a majority of the Shares outstanding on a fully diluted basis (without giving effect to shares of Common Stock issuable under the Option Agreement (described in the Offer to Purchase) on the date of purchase (the "Minimum Condition"), the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and any comparable provisions under any pre-merger notification laws of foreign jurisdictions, and the other conditions set forth in the Offer to Purchase. See "Section 1. Terms of the Offer;" and "Section 14. Certain Conditions of the Offer" of the Offer to Purchase, which set forth in full the conditions to the Offer.

   6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Purchaser pursuant to the Offer.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto, and is being made to all holders of Shares. The Purchaser is not aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant thereto is prohibited by any administrative or judicial action or by any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good-faith effort to comply with such state statute. If, after such good-faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Deutsche Banc Alex. Brown Inc. as Dealer Manager of the Offer or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          Instructions with Respect to the Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of

                         INTERACT COMMERCE CORPORATION

                                      by

                           ISAIAH ACQUISITION CORP.

                    an indirect wholly owned subsidiary of

                              THE SAGE GROUP PLC

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 4, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Isaiah Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of The Sage Group Plc, a corporation formed under the laws of England ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share ("Shares"), of Interact Commerce Corporation, a Delaware corporation (the "Company"), for $12.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Dated: __________________, 2001

                                                         Sign Here
    Number of Shares To Be
           Tendered:

                                          _____________________________________


Shares*: ______________________           _____________________________________
                                                       Signature(s)

                                          _____________________________________

                                          _____________________________________
                                               Please type or print name(s)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                               Please type or print address

                                          _____________________________________
                                              Area Code and Telephone Number

                                          _____________________________________
                                             Taxpayer Identification or Social
                                                      Security Number

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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